News Release	The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202

P&G DELIVERS DOUBLE-DIGIT CURRENCY NEUTRAL
CORE EARNINGS PER SHARE GROWTH IN FISCAL 2015;
Fourth Quarter Core EPS $1.00, +8%, Currency Neutral Core EPS +22%;
Announces Accounting Change for Venezuelan Operations, Takes Related $2.1 Billion Charge

CINCINNATI, July 30, 2015 - The Procter & Gamble Company (NYSE:PG) reported fiscal year 2015 currency neutral core earnings per share growth of 11% versus the prior year. Core earnings per share were $4.02, a decrease of two percent. Diluted net earnings per share were $2.44, including a one-time charge of $2.1 billion, or $0.71 per share, for a change in the method of accounting for its Venezuelan operations from consolidation to the cost method, discussed later in this press release. Organic sales grew one percent as a two percent pricing benefit more than offset a one percent reduction in shipment volume. Net sales were $76.3 billion, a decrease of five percent versus the prior year, including a negative six percentage point impact from foreign exchange.

For the April - June 2015 quarter, core earnings per share were $1.00, an increase of eight percent versus the prior year period. Core EPS results included a $0.09 per share benefit versus the prior year from non-operating income, primarily minor brand divestiture gains. Excluding the impact of foreign exchange, currency-neutral core earnings per share increased 22%. Diluted net earnings per share were $0.18 including the one-time Venezuela charge of $0.71 per share and non-core restructuring costs of $0.07 per share. Organic sales were unchanged for the quarter as a three percentage point benefit from pricing and mix was offset by lower shipment volume. Net sales were $17.8 billion, a decrease of nine percent versus the prior year period driven by a negative nine percentage point impact from foreign exchange.

“In fiscal 2015, P&G delivered strong, double-digit constant currency core EPS growth and very good free cash flow productivity of over 100% on modest organic sales growth,” said Chairman, President, and Chief Executive Officer A.G. Lafley. “We made significant productivity gains and have largely executed the reshaping of our business portfolio. Going forward, our objective is to deliver balanced results across the three main drivers of operating total shareholder return - sales growth, operating profit margin expansion and free cash flow generation. We expect continued strong cost savings and free cash flow productivity, and we are investing behind product innovation to support an improvement in top-line growth.”

Fiscal Year Discussion

In fiscal year 2015 net sales decreased five percent to $76.3 billion, including a negative six percentage point impact from foreign exchange. Organic sales grew one percent. Organic sales were above year ago levels in four of five business segments. Volume declined one percent. Pricing increased sales by two percent with higher pricing in all five business segments.

Fiscal 2015 Net Sales Drivers	Volume	Foreign Exchange	Price	Mix	Other*	Net Sales	Organic Volume	Organic Sales
Beauty, Hair and Personal Care	(4)%	(5)%	2%	0%	0%	(7)%	(3)%	(1)%
Grooming	(3)%	(8)%	4%	0%	0%	(7)%	(3)%	1%
Health Care	(1)%	(5)%	2%	3%	0%	(1)%	(1)%	4%
Fabric Care and Home Care	1%	(6)%	1%	0%	(1)%	(5)%	1%	2%
Baby, Feminine and Family Care	(1)%	(6)%	2%	2%	0%	(3)%	(1)%	3%
Total P&G	(1)%	(6)%	2%	0%	0%	(5)%	(1)%	1%
* Other includes the sales mix impact of acquisitions/divestitures and rounding impacts necessary to reconcile volume to net sales.

•
Beauty, Hair and Personal Care segment organic sales declined one percent as pricing benefits only partially offset lower volume. Innovation-driven sales growth in Cosmetics and Salon Professional was offset by a sales decline in Skin and Personal Care due to competition and decreased sales in Prestige due to lower levels of innovation. Hair Care organic sales were unchanged as modest growth from pricing in developing markets was offset by lower volume in developing regions due to competitive activity.

•
Grooming segment organic sales increased one percent due to higher pricing and innovation on Blades & Razors and Appliances, which was partially offset by lower volume mainly due to a combination of continued decline in consumer shaving incidents and customer inventory reductions.

•	Health Care segment organic sales increased four percent due to favorable mix and pricing in both Oral Care and Personal Health Care, more than offsetting lower volume due to competitive activity.

•
Fabric Care and Home Care segment organic sales increased two percent with growth across each business. Fabric Care sales grew behind volume increases from product innovation and pricing while Home Care sales benefited from favorable product mix. Sales also increased in P&G Professional due to higher volume from increased distribution.

•
Baby, Feminine and Family Care segment organic sales increased three percent driven by pricing, mainly in Baby Care and Feminine Care, positive product mix from Baby Care premium products and the Feminine Care adult incontinence launch, and favorable geographic mix in all businesses. These gains were slightly offset by a modest decline in Family Care from reduced distribution in Latin America and reduced pricing in North America.

Core earnings per share were $4.02, a decrease of two percent versus the prior year. This excludes losses from discontinued operations driven by non-cash impairment charges related to the batteries business, the Venezuela charge, non-core restructuring charges, charges for European legal matters and balance sheet devaluation charges resulting from foreign exchange policy changes in Venezuela prior to the change in accounting. Excluding the impact of foreign exchange, currency-neutral core earnings per share increased 11% for the year. Diluted net earnings per share from continuing operations decreased 21% to $3.06 including the one-time $0.71 per share impact from the Venezuela charge. Diluted net earnings per share were $2.44, a decrease of 39% versus the prior year including the Venezuela charge and a $0.62 per share loss from discontinued operations.

Reported gross margin decreased 10 basis points, including 30 basis points of non-core restructuring charges. Core gross margin improved 30 basis points, including 40 basis points of negative foreign exchange impacts. On a currency-neutral basis, core gross margin increased 80 basis points, driven by 200 basis points of productivity cost savings and a 90 basis point benefit from pricing, which more than offset headwinds from 140 basis points of mix, 40 basis points from innovation and capacity investments and 20 basis points from higher commodity costs.

Selling, general and administrative expense (SG&A) increased 10 basis points on a reported basis versus the prior year, including a 30 basis point net benefit from a year-on-year decline in non-core Venezuelan balance sheet re-measurement charges, which was partially offset by a 10 basis point increase in non-core restructuring charges. Core SG&A as a percentage of sales increased 30 basis points, including 90 basis points of foreign exchange impacts. On a currency-neutral basis, core SG&A decreased 60 basis points versus the prior year driven by 130 basis points of productivity savings from overhead and marketing costs, which were partially offset by 70 basis points of organization capability investments and other operating items.

Reported operating profit margin decreased 280 basis points driven by the impact of the non-core Venezuela charge. Core operating profit margin was unchanged versus the prior year, including 130 basis points of foreign exchange impacts. On a currency-neutral basis, core operating profit margin increased 130 basis points, including 330 basis points of productivity cost savings.

Operating cash flow was $14.6 billion for the year. Adjusted free cash flow productivity was 102%. The Company repurchased $4.6 billion of common stock and returned $7.3 billion of cash to shareholders as dividends. P&G announced an increase to the quarterly dividend in April, making this the 59th consecutive year of dividend increases.

Venezuela

P&G announced its decision to stop consolidating the results of its local Venezuelan operations in its GAAP financial statements. The Company said it remains committed to serving Venezuelan consumers with its market leading brands and product innovations to grow the business. P&G said this change in accounting treatment does not directly affect the local operations of its Venezuelan subsidiaries.

The change in accounting treatment reflects the Company’s inability to convert currency or pay dividends. Therefore, effective June 30, 2015, the Company stopped consolidating its Venezuelan subsidiaries and began accounting for its investment in those subsidiaries using the cost method of accounting.

As a result of this change in accounting, P&G has taken a one-time, non-core charge of $2.1 billion, or $0.71 per share, which had no corresponding tax benefit, in its April - June 2015 quarter results to remove all assets and liabilities of its Venezuelan operations from its balance sheet. In future periods, the Company’s financial results will be reported using the cost method of accounting and will include sales of finished products shipped to the country. Accordingly, beginning with the July - September 2015 reporting period, P&G will exclude the operating results of its local Venezuelan subsidiaries from its Consolidated Financial Statements. Any future dividends from the Company’s Venezuelan subsidiaries will be recorded as operating income upon receipt of the cash.
Fiscal Year 2016 Guidance

P&G clarified that its guidance for fiscal year 2016 is relative to fiscal 2015 results after estimated restatements to report the earnings from the Beauty categories it plans to exit as discontinued operations. P&G announced the planned exit of several Beauty categories on July 9, 2015. P&G said it expects fiscal year 2015 core EPS, which is based on earnings from continuing operations, to be restated from the $4.02 level reported above to approximately $3.77 per share. There is no change in all-in GAAP reported results. The Company said it plans to furnish an informational 8-K in September 2015 to provide more details of the restatement impacts on its financial results.

P&G said it is projecting organic sales to be in-line to up low-single digits versus fiscal 2015. Foreign exchange is expected to be a four to five percentage point headwind on all-in sales growth. As a result, the Company expects all-in sales to be down low-to-mid single digits versus fiscal 2015 results.

The Company said it expects core earnings per share to be slightly below to up mid-single digits versus fiscal 2015 restated core EPS of $3.77. Strong operating profit growth is expected to be largely offset by a six to seven percentage point core EPS growth headwind from lower non-operating income and a higher core effective tax rate. P&G noted that foreign exchange is estimated to be a three to four percent negative impact on core EPS growth, with the vast majority of this impact affecting the first-half of fiscal 2016.

Including the impacts of non-core restructuring costs and discontinued operations, P&G said it expects all-in GAAP EPS to be up 53% to 63% versus fiscal year 2015 all-in GAAP EPS of $2.44.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Selected Financial Information

	GAAP			CORE (NON-GAAP)*
	Twelve Months Ended June 30			Twelve Months Ended June 30
	2015	2014	% Chg	2015	2014	% Chg
NET SALES	$76,279	$80,510	(5)%	$76,279	$80,510	(5)%
COST OF PRODUCTS SOLD	38,876	41,010	(5)%	38,343	40,705	(6)%
GROSS PROFIT	37,403	39,500	(5)%	37,936	39,805	(5)%
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	23,585	24,760	(5)%	23,228	24,227	(4)%
VENEZUELA CHARGE	2,028	—	—%	—	—	—%
OPERATING INCOME	11,790	14,740	(20)%	14,708	15,528	(5)%
DILUTED NET EPS FROM CONTINUING OPERATIONS**	$3.06	$3.86	(21)%	$4.02	$4.09	(2)%
TAX RATE	24.6%	21.1%		20.9%	20.6%

COMPARISONS AS A % OF NET SALES			Basis Pt Change			Basis Pt Change
GROSS MARGIN	49.0%	49.1%	(10)	49.7%	49.4%	30
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	30.9%	30.8%	10	30.5%	30.2%	30
OPERATING MARGIN	15.5%	18.3%	(280)	19.3%	19.3%	—

CASH FLOW (TWELVE MONTHS ENDED JUNE 30) - SOURCE/(USE)
	2015	2014
OPERATING CASH FLOW	$14,608	$13,958
FREE CASH FLOW	10,872	10,110
DIVIDENDS	(7,287)	(6,911)
SHARE REPURCHASE	(4,604)	(6,005)

* Core excludes incremental restructuring charges, certain legal reserves, devaluation impacts from Venezuela and the Venezuela charge.
** Diluted net earnings per common share are calculated on net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Selected Financial Information

	GAAP			CORE (NON-GAAP)*
	Three Months Ended June 30			Three Months Ended June 30
	2015	2014	% Chg	2015	2014	% Chg
NET SALES	$17,790	$19,596	(9)%	$17,790	$19,596	(9)%
COST OF PRODUCTS SOLD	9,257	10,288	(10)%	9,056	10,188	(11)%
GROSS PROFIT	8,533	9,308	(8)%	8,734	9,408	(7)%
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	5,575	6,146	(9)%	5,511	6,047	(9)%
VENEZUELA CHARGE	2,028	—	—%	—	—	—%
OPERATING INCOME	930	3,162	(71)%	3,223	3,361	(4)%
DILUTED NET EPS FROM CONTINUING OPERATIONS**	$0.22	$0.87	(75)%	$1.00	$0.93	8%
TAX RATE	49.6%	18.8%		19.1%	18.7%

COMPARISONS AS A % OF NET SALES			Basis Pt Change			Basis Pt Change
GROSS MARGIN	48.0%	47.5%	50	49.1%	48%	110
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	31.3%	31.4%	(10)	31.0%	30.9%	10
OPERATING MARGIN	5.2%	16.1%	(1,090)	18.1%	17.2%	90

CASH FLOW (TWELVE MONTHS ENDED JUNE 30) - SOURCE/(USE)
	2015	2014
OPERATING CASH FLOW	$14,608	$13,958
FREE CASH FLOW	10,872	10,110
DIVIDENDS	(7,287)	(6,911)
SHARE REPURCHASE	(4,604)	(6,005)

* Core excludes incremental restructuring charges, certain legal reserves, devaluation impacts from Venezuela and the Venezuela charge.
** Diluted net earnings per common share are calculated on net earnings attributable to Procter & Gamble.

Forward-Looking Statements
Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words "believe," "project," "anticipate," "estimate," "expect," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial, operational and manufacturing risks, including, among others, (a) an increasingly volatile economic environment, with potentially significant disruptions and reduced market growth rates, (b) foreign currency fluctuations, (c) significant credit or liquidity issues, (d) debt, currency exposure and repatriation issues in countries with currency exchange, import authorization or pricing controls (such as Venezuela, Argentina, China, India and Egypt), (e) maintaining key manufacturing and supply sources (including sole supplier and sole manufacturing plant arrangements), and (f) managing disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (2) the ability to successfully manage cost fluctuations and pressures, including commodity prices, raw materials, labor costs, energy costs and pension and health care costs, and achieve cost savings described in our announced productivity plan; (3) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to technological advances attained by, and patents granted to, competitors; (4) the ability to compete with our local and global competitors by successfully responding to competitive factors, including prices, promotional incentives and trade terms for products; (5) the ability to manage and maintain key customer relationships; (6) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, efficacy or similar matters that may arise; (7) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, contractors and external business partners; (8) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks) and maintain the security and functionality of such systems and networks and the data contained therein; (9) the ability to successfully manage regulatory, tax and legal requirements and matters (including, without limitation, product liability, intellectual property, price controls, import restrictions, accounting standards and environmental and tax policy) and to resolve pending matters within current estimates; (10) the ability to successfully manage our portfolio optimization strategy, as well as ongoing acquisition, divestiture and joint venture activities, to achieve the Company's overall business strategy, without impacting the delivery of base business objectives; (11) the ability to successfully achieve productivity improvements and manage ongoing organizational changes, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited; and (12) the ability to generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.

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P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Corso, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Earnings Information
	Three Months Ended June 30			Twelve Months Ended June 30
	2015	2014	% Chg	2015	2014	% Chg
NET SALES	$17,790	$19,596	(9)%	$76,279	$80,510	(5)%
COST OF PRODUCTS SOLD	9,257	10,288	(10)%	38,876	41,010	(5)%
GROSS PROFIT	8,533	9,308	(8)%	37,403	39,500	(5)%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	5,575	6,146	(9)%	23,585	24,760	(5)%
VENEZUELA CHARGE	2,028	—		2,028
OPERATING INCOME	930	3,162	(71)%	11,790	14,740	(20)%
INTEREST EXPENSE	147	179	(18)%	626	710	(12)%
INTEREST INCOME	48	28	71%	151	101	50%
OTHER NON-OPERATING INCOME, NET	438	138	217%	531	206	158%
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,269	3,149	(60)%	11,846	14,337	(17)%
INCOME TAXES ON CONTINUING OPERATIONS	629	593	6%	2,916	3,019	(3)%
NET EARNINGS FROM CONTINUING OPERATIONS	640	2,556	(75)%	8,930	11,318	(21)%
NET EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	(102)	64	(259)%	(1,786)	467	(482)%
NET EARNINGS	538	2,620	(79)%	7,144	11,785	(39)%
LESS: NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	17	41	(59)%	108	142	(24)%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	$521	$2,579	(80)%	$7,036	$11,643	(40)%

EFFECTIVE TAX RATE	49.6%	18.8%		24.6%	21.1%

NET EARNINGS PER COMMON SHARE*:
EARNINGS FROM CONTINUING OPERATIONS	$0.21	$0.90	(77)%	$3.16	$4.03	(22)%
EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	$(0.04)	$0.02	(300)%	$(0.66)	$0.16	(513)%
BASIC NET EARNINGS PER COMMON SHARE	$0.17	$0.92	(82)%	$2.50	$4.19	(40)%
DILUTED NET EARNINGS PER COMMON SHARE*:
EARNINGS FROM CONTINUING OPERATIONS	$0.22	$0.87	(75)%	$3.06	$3.86	(21)%
EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	$(0.04)	$0.02	(300)%	$(0.62)	$0.15	(513)%
DILUTED NET EARNINGS PER COMMON SHARE	$0.18	$0.89	(80)%	$2.44	$4.01	(39)%
DIVIDENDS PER COMMON SHARE	$0.663	$0.643	3%	$2.590	$2.450	6%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,878.5	2,891.9		2,883.6	2,904.7

COMPARISONS AS A % OF NET SALES			Basis Pt Change			Basis Pt Change
GROSS MARGIN	48.0%	47.5%	50	49.0%	49.1%	(10)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	31.3%	31.4%	(10)	30.9%	30.8%	10
VENEZUELA CHARGE	11.4%	—%	1,140	2.7%	—%	270
OPERATING MARGIN	5.2%	16.1%	(1,090)	15.5%	18.3%	(280)
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	7.1%	16.1%	(900)	15.5%	17.8%	(230)
NET EARNINGS FROM CONTINUING OPERATIONS	3.6%	13.0%	(940)	11.7%	14.1%	(240)
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	2.9%	13.2%	(1,030)	9.2%	14.5%	(530)
* Diluted net earnings per common share are calculated on net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Earnings Information
	Three Months Ended June 30, 2015
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) from Continuing Operations Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss) from Continuing Operations	% Change Versus Year Ago
Beauty, Hair and Personal Care	$4,144	(10)%	$670	1%	$495	(1)%
Grooming	1,692	(18)%	437	(32)%	321	(34)%
Health Care	1,705	(6)%	265	(9)%	173	(1)%
Fabric Care and Home Care	5,321	(7)%	960	(1)%	616	—%
Baby, Feminine and Family Care	4,818	(7)%	987	(7)%	662	(9)%
Corporate	110	(38)%	(2,050)	325%	(1,627)	(3,005)%
Total Company	$17,790	(9)%	$1,269	(60)%	$640	(75)%

	Three Months Ended June 30, 2015
	(Percent Change vs. Year Ago)*
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other**	Net Sales Growth
Beauty, Hair and Personal Care	(6)%	(5)%	(8)%	5%	(1)%	—%	(10)%
Grooming	(7)%	(7)%	(11)%	4%	(4)%	—%	(18)%
Health Care	(3)%	(3)%	(10)%	4%	3%	—%	(6)%
Fabric Care and Home Care	1%	1%	(9)%	2%	—%	(1)%	(7)%
Baby, Feminine and Family Care	(4)%	(4)%	(8)%	3%	2%	—%	(7)%
Total Company	(3)%	(3)%	(9)%	3%	—%	—%	(9)%

	Twelve Months Ended June 30, 2015
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) from Continuing Operations Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss) from Continuing Operations	% Change Versus Year Ago
Beauty, Hair and Personal Care	$18,135	(7)%	$3,379	(4)%	$2,584	(6)%
Grooming	7,441	(7)%	2,374	(8)%	1,787	(9)%
Health Care	7,713	(1)%	1,700	6%	1,167	8%
Fabric Care and Home Care	22,277	(5)%	4,061	(5)%	2,635	(5)%
Baby, Feminine and Family Care	20,247	(3)%	4,317	—%	2,938	—%
Corporate	466	(37)%	(3,985)	104%	(2,181)	1,191%
Total Company	$76,279	(5)%	$11,846	(17)%	$8,930	(21)%

	Twelve Months Ended June 30, 2015
	(Percent Change vs. Year Ago)*
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other**	Net Sales Growth
Beauty, Hair and Personal Care	(4)%	(3)%	(5)%	2%	—%	—%	(7)%
Grooming	(3)%	(3)%	(8)%	4%	—%	—%	(7)%
Health Care	(1)%	(1)%	(5)%	2%	3%	—%	(1)%
Fabric Care and Home Care	1%	1%	(6)%	1%	—%	(1)%	(5)%
Baby, Feminine and Family Care	(1)%	(1)%	(6)%	2%	2%	—%	(3)%
Total Company	(1)%	(1)%	(6)%	2%	—%	—%	(5)%
* Sales percentage changes are approximations based on quantitative formulas that are consistently applied.
** Other includes the sales mix impact of acquisitions/divestitures and rounding impacts necessary to reconcile volume to net sales.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Statements of Cash Flows
	Twelve Months Ended June 30
	2015	2014
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$8,558	$5,947
OPERATING ACTIVITIES
NET EARNINGS	7,144	11,785
DEPRECIATION AND AMORTIZATION	3,134	3,141
SHARE BASED COMPENSATION EXPENSE	337	360
DEFERRED INCOME TAXES	(803)	(44)
GAIN ON SALE OF BUSINESSES	(766)	(154)
VENEZUELA CHARGE	2,028	—
GOODWILL AND INDEFINITE-LIVED INTANGIBLE ASSET IMPAIRMENT CHARGES	2,174	—
CHANGES IN:
ACCOUNTS RECEIVABLE	349	87
INVENTORIES	313	8
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	928	1
OTHER OPERATING ASSETS & LIABILITIES	(976)	(1,557)
OTHER	746	331
TOTAL OPERATING ACTIVITIES	14,608	13,958
INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(3,736)	(3,848)
PROCEEDS FROM ASSET SALES	4,497	570
CASH RELATED TO VENEZUELA OPERATIONS	(908)	—
ACQUISITIONS, NET OF CASH ACQUIRED	(137)	(24)
PURCHASES OF SHORT-TERM INVESTMENTS	(3,647)	(568)
PROCEEDS FROM SALES OF SHORT-TERM INVESTMENTS	1,203	24
CHANGE IN OTHER INVESTMENTS	(163)	(261)
TOTAL INVESTING ACTIVITIES	(2,891)	(4,107)
FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(7,287)	(6,911)
CHANGE IN SHORT-TERM DEBT	(2,580)	3,304
ADDITIONS TO LONG-TERM DEBT	2,138	4,334
REDUCTION OF LONG-TERM DEBT	(3,512)	(4,095)
TREASURY STOCK PURCHASES	(4,604)	(6,005)
IMPACT OF STOCK OPTIONS AND OTHER	2,826	2,094
TOTAL FINANCING ACTIVITIES	(13,019)	(7,279)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(411)	39
CHANGE IN CASH AND CASH EQUIVALENTS	(1,713)	2,611
CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,845	$8,558

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Condensed Consolidated Balance Sheet
	June 30, 2015	June 30, 2014
CASH AND CASH EQUIVALENTS	$6,845	$8,558
AVAILABLE-FOR-SALE INVESTMENTS SECURITIES	4,767	2,128
ACCOUNTS RECEIVABLE, NET	4,861	6,386
INVENTORIES	5,454	6,759
ASSETS HELD FOR SALE	3,510	2,849
OTHER	4,209	4,937
TOTAL CURRENT ASSETS	29,646	31,617
PROPERTY, PLANT AND EQUIPMENT, NET	20,268	22,304
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	74,145	84,547
OTHER NON-CURRENT ASSETS	5,436	5,798
TOTAL ASSETS	$129,495	$144,266
ACCOUNTS PAYABLE	$8,257	$8,461
ACCRUED EXPENSES AND OTHER LIABILITIES	8,325	8,999
LIABILITIES HELD FOR SALE	1,187	660
DEBT DUE WITHIN ONE YEAR	12,021	15,606
TOTAL CURRENT LIABILITIES	29,790	33,726
LONG-TERM DEBT	18,329	19,811
OTHER	18,326	20,753
TOTAL LIABILITIES	66,445	74,290
TOTAL SHAREHOLDERS' EQUITY	63,050	69,976
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$129,495	$144,266

The Procter & Gamble Company
Exhibit 1: Non-GAAP Measures
In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Organic Sales Growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons. We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Organic sales is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

The reconciliation of reported sales growth to organic sales is as follows:

Twelve Months Ended June 30	Net Sales Growth	Foreign Exchange Impact	Acquisition/Divestiture Impact*	Organic Sales Growth
Beauty, Hair and Personal Care	(7)%	5%	0%	(1)%
Grooming	(7)%	8%	0%	1%
Health Care	(1)%	5%	0%	4%
Fabric Care and Home Care	(5)%	6%	1%	2%
Baby, Feminine and Family Care	(3)%	6%	(1)%	3%
Total P&G	(5)%	6%	0%	1%

Total P&G	Net Sales Growth	Foreign Exchange Impact	Acquisition/Divestiture Impact*	Organic Sales Growth
FY 2016 (Estimate)	Down low-to-mid single digits	Approximately 5%	—%	In line to up low single digits
* Acquisition/Divestiture Impact includes volume and mix impacts of acquired and divested businesses, as well as rounding impacts necessary to reconcile net sales to organic sales.

The core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:

•	charge in 2015 related to the change in accounting for our Venezuelan subsidiaries

•	charges in both years for incremental restructuring due to increased focus on productivity and cost savings,

•	charges in both years for balance sheet impacts from the devaluation of the foreign currency exchange rate in Venezuela and

•	charges in both years for certain European legal matters.
We do not view these items to be part of our sustainable results. We believe that these Core measures provide an important perspective of underlying business trends and results and provide a more comparable measure of year-on-year earnings per share growth. Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

Core EPS and Currency-neutral Core EPS: Core EPS is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated below.

Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange. We believe the currency-neutral Core EPS measure provides a more comparable view of year-on-year earnings per share growth. The table below provides a reconciliation of diluted net earnings per share to Core EPS and Core EPS to Currency-neutral Core EPS:

	AMJ 15	AMJ 14	FY 15	FY 14
Diluted Net Earnings Per Share	$0.18	$0.89	$2.44	$4.01
Earnings from Discontinued Operations	$0.04	($0.02)	$0.62	($0.16)
Non-Controlling Interest from Discontinued Operations	$—	$—	$—	$0.01
Earnings from Continuing Operations	$0.22	$0.87	$3.06	$3.86
Incremental Restructuring Charges	$0.07	$0.04	$0.20	$0.12
Venezuela Balance Sheet Remeasurement and Devaluation Impacts	$—	$—	$0.04	$0.09
Charges for European Legal Matters	($0.01)	$0.02	$0.01	$0.02
Venezuela Charge	$0.71	$—	$0.71	$—
Rounding Impacts	$0.01	$—	$—	$—
Core EPS	$1.00	$0.93	$4.02	$4.09
Percentage Change vs. Prior Period	8%		(2)%
Currency Impact to Earnings	$0.13		$0.53
Currency-neutral Core EPS	$1.13		$4.55
Percentage Change vs. Prior Period	22%		11%
Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

Total P&G	Diluted EPS Growth	Impact of Incremental Non-Core Items*	Core Growth EPS
FY 2016 (Estimate)	53% to 63%	(48)% to (64)%	Down slightly to up mid-single digits
* Includes absence of significant one-time items (e.g. Venezuela charge, Batteries impairments).

Core Operating Profit Margin: This is a measure of the Company's operating margin adjusted for items as indicated below.

	AMJ 15	AMJ 14	FY 15	FY 14
Operating Profit Margin	5.2%	16.1%	15.5%	18.3%
Incremental Restructuring	1.5%	0.7%	0.9%	0.5%
Venezuela Charge	11.4%	—%	2.7%	—%
Venezuela Balance Sheet Revaluation and Devaluation	—%	—%	0.2%	0.4%
Charges for European Legal Matters	(0.1)%	0.3%	—%	0.1%
Rounding	0.1%	0.1%	—%	—%
Core Operating Profit Margin	18.1%	17.2%	19.3%	19.3%
Basis Point Change	90		—

Core Gross Margin: This is a measure of the Company's gross margin adjusted for items as indicated below.

	AMJ 15	AMJ 14	FY 15	FY 14
Gross Margin	48.0%	47.5%	49.0%	49.1%
Incremental Restructuring	1.1%	0.5%	0.7%	0.4%
Rounding				(0.1)%
Core Gross Margin	49.1%	48.0%	49.7%	49.4%
Basis Point Change	110		30

Core Selling, General and Administrative Expense (SG&A) as a percentage of sales: This is a measure of the Company's SG&A as a percentage of sales adjusted for items as indicated below.

	AMJ 15	AMJ 14	FY 15	FY 14
SG&A as a % of NOS	31.3%	31.4%	30.9%	30.8%
Incremental Restructuring	(0.4)%	(0.2)%	(0.3)%	(0.2)%
Venezuela Balance Sheet Revaluation and Devaluation	—%	—%	(0.2)%	(0.4)%
Charges for European Legal Matters	0.1%	(0.3)%	—%	(0.1)%
Rounding			0.1%	0.1%
Core SG&A as a % of NOS	31.0%	30.9%	30.5%	30.2%
Basis Point Change	10		30

Core Tax Rate: This is a measure of the Company's tax rate on continuing operations adjusted for items as indicated below.

	AMJ 15	AMJ 14	FY 15	FY 14
Effective Tax Rate	49.6%	18.8%	24.6%	21.1%
Incremental Restructuring	0.5%	0.2%	0.1%	(0.1)%
Charges for European Legal Matters	0.1%	(0.3)%	—%	(0.1)%
Venezuela Balance Sheet Revaluation and Devaluation	—%	—%	0.1%	(0.3)%
Venezuela Charge	(31.2)%	—%	(3.8)%	—%
Rounding	0.1%	—%	(0.1)%	—%
Core Tax Rate	19.1%	18.7%	20.9%	20.6%
Basis Point Change	40		30

Adjusted free cash flow: Adjusted free cash flow is defined as operating cash flow less capital spending excluding tax payments for the Pet divestiture. We view adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment. The reconciliation of adjusted free cash flow is provided below (amounts in millions):

	Operating Cash Flow	Capital Spending	Free Cash Flow	Cash Tax Payment - Pet Sale	Adjusted Free Cash Flow
FY 2015	$14,608	$(3,736)	$10,872	$729	$11,601

Adjusted free cash flow productivity: Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings excluding impairment charges on the Batteries business and the Venezuela charge. The Company's long-term target is to generate annual free cash flow at or above 90 percent of net earnings. Adjusted free cash flow productivity is also a measure used to evaluate senior management and is a factor in determining their at-risk compensation. The reconciliation of adjusted free cash flow productivity is provided below:

	Adjusted Free Cash Flow	Net Earnings	Impairment & Venezuela Charges	Net Earnings Excl. Impairment & Venezuela Charges	Adjusted Free Cash Flow Productivity
FY 2015	$11,601	$7,144	$4,187	$11,331	102%